Exhibit 99.1

For Immediate Release:	Contact:	Douglas R. Jamieson
President and Chief Operating Officer
(914) 921-5020

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Second Quarter Results
•	Second Quarter Earnings of $0.95 per diluted share
•	AUM at $45.4 billion

Rye, New York, August 5, 2015 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) today reported its 2015 second quarter results including revenues of $102.7 million, net income of $24.1 million and earnings of $0.95 per diluted share.  On a comparable basis, revenues were $108.3 million, net income was $29.0 million, and earnings were $1.13 per diluted share in the second quarter of 2014.

Assets Under Management (“AUM”) were $45.4 billion at June 30, 2015 versus $46.5 billion at March 31, 2015 and $49.4 billion at June 30, 2014.

Financial Highlights	Q2	Q2			YTD		YTD
($'s in 000's except AUM and per share data)	2015	2014		%D	2015		2014	%D

AUM - end of period (in millions)	$45,414	$49,377		(8.0%)	$45,414		$49,377	(8.0%)
AUM - average (in millions)	46,448	48,132		(3.5)	46,620		47,556	(2.0)

Revenues	102,704	108,296		(5.2)	206,549		212,773	(2.9)

Operating income before management fee (a)	39,190	42,681	(b)	(8.2)	77,572	(c)	83,908	(7.6)
Operating margin before management fee	38.2%	39.4%			37.6%		39.4%

Operating income	34,949	37,537	(b)	(6.9)	68,894	(c)	74,036	(6.9)
Operating margin	34.0%	34.7%			33.4%		34.8%

Other income, net	3,221	8,921			9,214		15,014

Income before income taxes	38,170	46,458		(17.8)	78,108		89,050	(12.3)
Effective tax rate	37.0%	36.9%			37.5%		35.7%

Net income	24,101	28,950		(16.7)	48,877		56,904	(14.1)

Net income per share	$0.95	$1.13		(15.9%)	$1.93		$2.22	(13.1%)

Shares outstanding at June 30	25,725	25,899			25,725		25,899

(a) See GAAP to non-GAAP reconciliation on page 10.
(b) Second quarter 2015 included $1.2 million of incremental costs as compared to second quarter 2014:
$0.6 million for potential firm restructuring; and $0.6 million in non-cash RSA expense.
(c) Year to date 2015 included $3.6 million of incremental costs as compared to year to date 2014:
$1.0 million for the launch of a new closed-end fund; $1.5 million for potential firm restructuring; and $1.1 million in non-cash RSA expense.

Assets Under Management

				% Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
	2015	2015	2014	2015	2014
Equities:
Open-end Funds	$15,984	$16,643	$18,508	(4.0%)	(13.6%)
Closed-end Funds	6,981	7,071	7,224	(1.3)	(3.4)
Institutional & PWM - direct	16,011	16,407	16,941	(2.4)	(5.5)
Institutional & PWM - sub-advisory	3,703	3,814	3,883	(2.9)	(4.6)
Investment Partnerships	937	928	897	1.0	4.5
SICAV (a)	152	105	94	44.8	61.7
Total Equities	43,768	44,968	47,547	(2.7)	(7.9)
Fixed Income:
Money-Market Fund	1,600	1,520	1,766	5.3	(9.4)
Institutional & PWM	46	52	64	(11.5)	(28.1)
Total Fixed Income	1,646	1,572	1,830	4.7	(10.1)
Total Assets Under Management	$45,414	$46,540	$49,377	(2.4)	(8.0)

(a)  Includes $45 million, $40 million and $77 million of seed capital at June 30, 2015, March 31, 2015 and June 30, 2014, respectively.

Our second quarter 2015 decline in AUM was due to net outflows of $882 million, open- and closed-end fund net distributions of $132 million and market depreciation of $112 million.

Revenues

-
Total revenues for the second quarter of 2015 were $102.7 million, down 5.2% from $108.3 million in the prior year reflecting lower fees earned in investment advisory, distribution and other income and institutional research services.

-
Investment advisory fees, excluding incentive fees, were lower at $87.1 million in the second quarter of 2015 from $89.7 million in the comparable 2014 quarter.  Revenues in our open-end funds and Institutional and Private Wealth Management decreased due to a decline of average AUM in the open-end funds and lower billable assets in our Institutional and Private Wealth Management accounts which were partially offset by revenue increases in investment partnerships and closed-end funds on higher levels of average AUM.

-	Incentive fees earned were $0.2 million during the 2015 quarter versus $0.5 million reported in the second quarter of 2014.

-
Distribution fees from our open-end equity mutual funds and other income were $13.4 million for the second quarter 2015, a reduction of $2.4 million, or 15.3%, from $15.8 million in the prior year quarter.  Driving this decrease is a 15.2% decline in quarter over quarter average AUM and a shift to Class I shares for which we do not collect a distribution fee.

-	Our institutional research services revenues were $2.0 million in the second quarter 2015, compared to $2.4 million in the prior year period.

Operating Income – Second Quarter

Operating income, which is net of management fee expense decreased 6.9%, or $2.6 million, to $34.9 million in the second quarter of 2015 versus $37.5 million in the prior year period.  Management fee expense, which is entirely variable, is based on pre-tax income.  The second quarter of 2015 was impacted by lower revenues and $1.2 million of incremental costs: $0.6 million related to a potential firm restructuring; and $0.6 million in incremental non-cash expenses related to RSAs issued subsequent to the second quarter of 2014.  Excluding those incremental costs identified above, adjusted operating income was $36.1 million in the second quarter of 2015, a decline of $1.4 million, from the $37.5 million in the second quarter of 2014.

Operating income before management fee was $39.2 million in the second quarter 2015 versus $42.7 million in the second quarter 2014.  Operating margin before management fee was 38.2% versus 39.4% in the second quarter of 2014.  Excluding those incremental costs identified above, adjusted operating income before management fee was $40.4 million in the second quarter of 2015 as compared to $42.7 million in the second quarter of 2014.  Operating margins, before management fee and adjusted for those items identified above, was 39.3% in the 2015 quarter as compared to 39.4% in the 2014 quarter.  Management believes evaluating operating income before management fee is an important measure in analyzing the Company’s operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table V included elsewhere herein.

Other income

We recognized net other income of $3.2 million in the 2015 quarter versus $8.9 million in the second quarter of 2014.  Investment gains were $3.9 million in the 2015 quarter versus $9.6 million in the 2014 quarter.  Dividend and interest income were $1.3 million in both  quarters.  Interest expense was $2.0 million in each period.

Income Taxes

The firm’s effective tax rate (“ETR”) for the quarter ended June 30, 2015 was 37.0% versus 36.9% for the quarter ended June 30, 2014.

Business and Investment Highlights

-	On May 12, 2015, we filed a Form 10 detailing the planned spin-off of our Alternative Investments and Institutional Research Services businesses as a separate public company.

-
On July 23, 2015, Dinsmore Capital Management and Gabelli Funds announced the signing of an alliance to manage convertible portfolios.  Subject to approval by the shareholders of the Bancroft Fund and the Ellsworth Growth and Income Fund, Gabelli Funds will form the Dinsmore Group which will contribute to the management of The Gabelli Convertible and Income Securities Fund.

-	In May 2015, Gabelli & Company hosted its 9th annual Omaha research trip in conjunction with the Berkshire Hathaway Annual Meeting as well as its 7th annual Movie & Entertainment Conference

-
At our 30th GAMCO client conference held at the Pierre Hotel in New York City on May 15th, we inducted four new members into our GAMCO Management Hall of Fame.  The inductees were: Ward M. Klein of Energizer Holdings, Inc., Michael D. White of DIRECTV, David F. Melcher of Exelis, Inc. and James F. Cleary, Jr. of MWI Veterinary Supply, Inc.  Additionally, we named Leon Cooperman as the 2015 recipient of the Graham & Dodd, Murray, Greenwald Prize for Value Investing.

-
We hosted our 7th symposium on July 22nd at the Paley Center for Media entitled the “The Tug of War Over Capital Allocation”.  The focus of our highly regarded panelists was on the critical interplay between shareholder compensation and expenditures for R&D and capex.

-
On July 21st GAMCO announced a reorganization of its Sales & Marketing leadership designed to re-organize and coordinate our organization’s focus on sales and marketing initiatives in our various investment segments.

Balance Sheet

We ended the quarter with cash and investments, excluding noncontrolling interests, of $742.9 million, debt of $106.6 million ($106.9 million face value) and equity attributable to GAMCO shareholders of $564.4 million.  We have $500 million available on our universal shelf registration.  Together with earnings from operations, the shelf provides us with flexibility to do acquisitions, lift-outs, seed new investment strategies, and co-invest, as well as to fund shareholder compensation, including share repurchases and dividends.

Shareholder Compensation

During the quarter ended June 30, 2015, we returned $9.6 million of our earnings to shareholders through dividends and stock repurchases.  We repurchased 108,088 shares at an average price of $72.34 per share, for a total investment of $7.8 million and distributed $1.8 million in dividends.   Since our IPO, in February 1999, we have returned nearly $894 million in total to shareholders of which $482 million was in the form of dividends and $412 million was through stock buybacks of 9,275,506 shares at an average investment of $44.40 per share.

On August 4, 2015, GAMCO’s Board of Directors declared a regular quarterly dividend of $0.07 per share payable on September 29, 2015 to its Class A and Class B shareholders of record on September 15, 2015.  Additionally, the Board of Directors increased the share buyback authorization by an additional 500,000 shares.  As a result, there are 814,502 shares available to be repurchased under our existing buyback plan.

About GAMCO Investors, Inc.

GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.), mutual funds and closed-end funds (Gabelli Funds, LLC), and partnerships and offshore funds (Gabelli Securities, Inc.).

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
Operating income before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table V.

B.
Operating income before management fee expense per share and other income/(expense), net per share are used by management for purposes of evaluating its business operations.  We believe these measures are useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The negative swings in other income/(expense), net of $0.11 and $0.12 per fully diluted share for the quarter and year to date, respectively, are derived by making certain necessary adjustments, as shown in the table below, to arrive at a net impact for each period and then calculating the difference.  The reconciliation of operating income before management fee expense per share and other income/(expense), net per share to net income per fully diluted share, is provided below.

	2nd Quarter		YTD June
	2015	2014	2015	2014
Operating income before management fee	$39,190	$42,681	$77,572	$83,908
Management fee expense	(3,919)	(4,252)	(7,757)	(8,371)
Tax expense	(13,050)	(14,174)	(26,191)	(26,933)
Noncontrolling interest expense	138	87	259	166
Operating income (after management fee and taxes)	22,359	24,342	43,883	48,770
Per fully diluted share	$0.88	$0.95	$1.73	$1.90

Other income, net	$3,221	$8,921	$9,214	$15,014
Management fee expense	(322)	(892)	(921)	(1,501)
Tax expense	(1,073)	(2,961)	(3,111)	(4,818)
Noncontrolling interest (expense)/benefit	(84)	(460)	(188)	(561)
Other income, net (after management fee and taxes)	$1,742	$4,608	$4,994	$8,134
Per fully diluted share	$0.07	$0.18	$0.20	$0.32

Net income per fully diluted share	$0.95	$1.13	$1.93	$2.22
Diluted weighted average shares outstanding	25,358	25,586	25,386	25,635

C.
Adjusted operating income and adjusted operating income before management fee expense is used by management to evaluate its ongoing business operations.  We believe this measure is useful in evaluating the ongoing operating results of the Company absent any of these adjustments.

		2nd Quarter		YTD June
		2015	2014	2015	2014
Operating income before management fee		$39,190	$42,681	$77,572	$83,908
Adjustments:
Add back:	Incremental RSA expense	570	-	1,147	-
	Costs to launch Closed-end fund	-	-	1,000	-
	Costs related to potential firm restructuring	625	-	1,475	-
Deduct:	Reimbursement of prior year expense	-	-	-	(438)
Adjusted operating income before management fee		40,385	42,681	81,194	83,470
Adjusted operating margin before management fee		39.3%	39.4%	39.3%	39.2%

		2nd Quarter		YTD June
		2015	2014	2015	2014
Operating income		$34,949	$37,537	$68,894	$74,036
Adjustments:
Add back:	Incremental RSA expense	570	-	1,147	-
	Costs to launch Closed-end fund	-	-	1,000	-
	Costs related to potential firm restructuring	625	-	1,475	-
Deduct:	Reimbursement of prior year expense	-	-	-	(438)
Adjusted operating income		36,144	37,537	72,516	73,598
Adjusted operating margin		35.2%	34.7%	35.1%	34.6%

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 2nd Quarter 2015
				Fund
		Market		distributions,
	March 31,	appreciation/	Net cash	net of	June 30,
	2015	(depreciation)	flows	reinvestments	2015
Equities:
Open-end Funds	$16,643	$(106)	$(538)	$(15)	$15,984
Closed-end Funds	7,071	29	(2)	(117)	6,981
Institutional & PWM - direct	16,407	(15)	(381)	-	16,011
Institutional & PWM - sub-advisory	3,814	(29)	(82)	-	3,703
Investment Partnerships	928	8	1	-	937
SICAV (a)	105	1	46	-	152
Total Equities	44,968	(112)	(956)	(132)	43,768
Fixed Income:
Money-Market Fund	1,520	-	80	-	1,600
Institutional & PWM	52	-	(6)	-	46
Total Fixed Income	1,572	-	74	-	1,646
Total Assets Under Management	$46,540	$(112)	$(882)	$(132)	$45,414

(a)  Includes $40 million and $45 million of seed capital at March 31, 2015 and June 30, 2015, respectively.

Table II: Fund Flows - Year to date June 2015
				Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	June 30,
	2014	(depreciation)	flows	reinvestments	2015
Equities:
Open-end Funds	$17,684	$79	$(1,737)	$(42)	$15,984
Closed-end Funds	6,949	122	143	(233)	6,981
Institutional & PWM - direct	16,597	125	(711)	-	16,011
Institutional & PWM - sub-advisory	3,704	143	(144)	-	3,703
Investment Partnerships	905	27	5	-	937
SICAV (a)	135	(4)	21	-	152
Total Equities	45,974	492	(2,423)	(275)	43,768
Fixed Income:
Money-Market Fund	1,455	-	145	-	1,600
Institutional & PWM	58	-	(12)	-	46
Total Fixed Income	1,513	-	133	-	1,646
Total Assets Under Management	$47,487	$492	$(2,290)	$(275)	$45,414

(a)  Includes $71 million and $45 million of seed capital at December 31, 2014 and June 30, 2015, respectively.

Table III

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended June 30,
			% Inc.
	2015	2014	(Dec.)

Investment advisory and incentive fees	$87,344	$90,156	(3.1%)
Distribution fees and other income	13,358	15,767	(15.3)
Institutional research services	2,002	2,373	(15.6)
Total revenues	102,704	108,296	(5.2)

Compensation costs	43,402	44,045	(1.5)
Distribution costs	13,120	15,023	(12.7)
Other operating expenses	6,992	6,547	6.8
Total expenses	63,514	65,615	(3.2)

Operating income before management fee	39,190	42,681	(8.2)

Investment income	5,184	10,942
Interest expense	(1,963)	(2,021)
Other income, net	3,221	8,921

Income before management fee and income taxes	42,411	51,602	(17.8)
Management fee expense	4,241	5,144
Income before income taxes	38,170	46,458	(17.8)
Income tax expense	14,123	17,135
Net income	24,047	29,323	(18.0)
Net income/(loss) attributable to noncontrolling interests	(54)	373
Net income attributable to GAMCO Investors, Inc.	$24,101	$28,950	(16.7)

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.96	$1.14	(15.8)

Diluted	$0.95	$1.13	(15.9)

Weighted average shares outstanding:
Basic	25,065	25,381	(1.2)

Diluted	25,358	25,586	(0.9)

Actual shares outstanding (a)	25,725	25,899	(0.7)

Notes:
(a) Includes 704,050 and 564,250 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 10.

Table IV

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
			% Inc.
	2015	2014	(Dec.)

Investment advisory and incentive fees	$175,381	$177,953	(1.4%)
Distribution fees and other income	27,101	30,640	(11.6)
Institutional research services	4,067	4,180	(2.7)
Total revenues	206,549	212,773	(2.9)

Compensation costs	87,896	87,942	(0.1)
Distribution costs	27,403	28,986	(5.5)
Other operating expenses	13,678	11,937	14.6
Total expenses	128,977	128,865	0.1

Operating income before management fee	77,572	83,908	(7.6)

Investment income	13,196	19,027
Interest expense	(3,982)	(4,013)
Other income, net	9,214	15,014

Income before management fee and income taxes	86,786	98,922	(12.3)
Management fee expense	8,678	9,872
Income before income taxes	78,108	89,050	(12.3)
Income tax expense	29,302	31,751
Net income	48,806	57,299	(14.8)
Net income/(loss) attributable to noncontrolling interests	(71)	395
Net income attributable to GAMCO Investors, Inc.	$48,877	$56,904	(14.1)

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$1.95	$2.24	(12.9)

Diluted	$1.93	$2.22	(13.1)

Weighted average shares outstanding:
Basic	25,098	25,431	(1.3)

Diluted	25,386	25,635	(1.0)

Actual shares outstanding (a)	25,725	25,899	(0.7)

Notes:
(a) Includes 704,050 and 564,250 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 10.

Table V
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2015			2014
	1st	2nd		1st	2nd	3rd	4th
	Quarter	Quarter	YTD	Quarter	Quarter	Quarter	Quarter	Full Year
Income Statement Data:

Revenues	$103,845	$102,704	$206,549	$104,477	$108,296	$110,858	$116,751	$440,382

Expenses	65,463	63,514	128,977	63,250	65,615	63,516	69,848	262,229

Operating income before
management fee	38,382	39,190	77,572	41,227	42,681	47,342	46,903	178,153

Investment income/(loss)	8,012	5,184	13,196	8,085	11,076	(8,002)	5,119	16,278
Interest expense	(2,019)	(1,963)	(3,982)	(1,992)	(2,021)	(1,987)	(2,049)	(8,049)
Shareholder-designated contribution	-	-	-	-	(134)	-	-	(134)
Other income/(expense), net	5,993	3,221	9,214	6,093	8,921	(9,989)	3,070	8,095

Income before management
fee and income taxes	44,375	42,411	86,786	47,320	51,602	37,353	49,973	186,248
Management fee expense	4,437	4,241	8,678	4,728	5,144	3,756	4,999	18,627
Income before income taxes	39,938	38,170	78,108	42,592	46,458	33,597	44,974	167,621
Income tax expense	15,179	14,123	29,302	14,616	17,135	13,045	17,709	62,505
Net income	24,759	24,047	48,806	27,976	29,323	20,552	27,265	105,116
Net income/(loss) attributable
to noncontrolling interests	(17)	(54)	(71)	22	373	(3,113)	(1,556)	(4,274)
Net income attributable to
GAMCO Investors, Inc.	$24,776	$24,101	$48,877	$27,954	$28,950	$23,665	$28,821	$109,390

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.99	$0.96	$1.95	$1.10	$1.14	$0.94	$1.14	$4.32

Diluted	$0.97	$0.95	$1.93	$1.09	$1.13	$0.93	$1.13	$4.28

Weighted average shares outstanding:
Basic	25,132	25,065	25,098	25,481	25,381	25,296	25,184	25,335

Diluted	25,414	25,358	25,386	25,684	25,586	25,517	25,449	25,558
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	38,382	39,190	77,572	41,227	42,681	47,342	46,903	178,153
Deduct: management fee expense	4,437	4,241	8,678	4,728	5,144	3,756	4,999	18,627
Operating income	$33,945	$34,949	$68,894	$36,499	$37,537	$43,586	$41,904	$159,526

Operating margin before
management fee	37.0%	38.2%	37.6%	39.5%	39.4%	42.7%	40.2%	40.5%
Operating margin after
management fee	32.7%	34.0%	33.4%	34.9%	34.7%	39.3%	35.9%	36.2%

Table VI
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	June 30,	December 31,	June 30,
	2015	2014	2014

ASSETS

Cash and cash equivalents	$372,284	$298,224	$307,490
Investments (a)	379,263	406,711	374,283
Receivable from brokers	56,579	76,079	58,945
Other receivables	40,001	67,228	43,875
Income tax receivable	2,303	2,477	1,077
Other assets	15,556	15,711	19,132

Total assets	$865,986	$866,430	$804,802

LIABILITIES AND EQUITY

Payable to brokers	$48,858	$43,409	$19,859
Income taxes payable and deferred tax liabilities	21,266	27,939	31,029
Compensation payable	68,889	39,983	68,908
Securities sold short, not yet purchased	9,825	10,595	14,329
Accrued expenses and other liabilities	37,458	36,212	38,823
Sub-total	186,296	158,138	172,948

5.875% Senior notes (due June 1, 2021)	100,000	100,000	100,000
0% Subordinated Debentures (due December 31, 2015) (b)	6,628	12,163	11,813
Total debt	106,628	112,163	111,813
Total liabilities	292,924	270,301	284,761

Redeemable noncontrolling interests	5,943	68,334	22,806

GAMCO Investors, Inc.'s stockholders' equity	564,430	525,061	494,418
Noncontrolling interests	2,689	2,734	2,817
Total equity	567,119	527,795	497,235

Total liabilities and equity	$865,986	$866,430	$804,802

(a) Includes investments in sponsored registered investment companies of $126.3 million, $39.5 million and $40.8 million, respectively.
(b) The 0% Subordinated Debentures due December 31, 2015 have a face value of $6.9 million, $13.1 million and $13.2 million, respectively.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.